Registration Statement No. 333-217200

Filed Pursuant to Rule 433

December 17, 2019

$BNKU & $BNKD trading! 3x/-3x Exchange Traded Notes listed on @NYSE linked to the @Solactive MicroSectors™ U.S. Big Bank Index, which consists of: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $TFC www.MicroSectors.com

$BNKO & $BNKZ trading! 2x/-2x Exchange Traded Notes listed on @NYSE linked to the @Solactive MicroSectors™ U.S. Big Bank Index, which consists of: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $TFC www.MicroSectors.com

$KNAB trading! -1x Exchange Traded Note listed on @NYSE linked to the @Solactive MicroSectors™ U.S. Big Bank Index, which consists of: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $TFC www.MicroSectors.com

Trade the U.S. Big Banks you want! $BNKU & $BNKD! 3x/-3x @Solactive MicroSectors™ U.S. Big Bank Index. Index components: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $TFC www.MicroSectors.com

Trade the U.S. Big Banks you want! $BNKO & $BNKZ! 2x/-2x @Solactive MicroSectors™ U.S. Big Bank Index. Index components: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $TFC www.MicroSectors.com

Trade the U.S. Big Banks you want! $KNAB! -1x @Solactive MicroSectors™ U.S. Big Bank Index. Index components: $JPM $BAC $WFC $C $GS $USB $MS $SCHW $PNC $TFC www.Microsectors.com

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $TFC. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

$TFC is on the move today!  See how it impacts the @Solactive MicroSectors™ U.S. Big Bank Exchange Traded Notes. $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

Trade bank stocks? $BNKU & $BNKD offer 3x/-3x exposure to the @Solactive MicroSectors™ U.S. Big Banks Index. The ONLY index comprised of the 10 biggest U.S. Banks. $BAC $TFC $C $GS $JPM $MS $PNC $SCHW $USB $WFC www.MicroSectors.com/bigbanks

Trade bank stocks? $BNKO & $BNKZ offer 2x/-2x exposure to the @Solactive MicroSectors™ U.S. Big Banks Index. The ONLY index comprised of the 10 biggest U.S. Banks. $BAC $TFC $C $GS $JPM $MS $PNC $SCHW $USB $WFC www.MicroSectors.com/bigbanks

Trade bank stocks? $KNAB offers -1x exposure to the @Solactive MicroSectors™ U.S. Big Banks Index. The ONLY index comprised of the 10 biggest U.S. Banks. $BAC $TFC $C $GS $JPM $MS $PNC $SCHW $USB $WFC www.MicroSectors.com/bigbanks

$TFC set to announce earnings next week!  How will it impact the @Solactive MicroSectors™ U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$TFC announces earnings this week. How will that impact the @Solactive MicroSectors™ U.S. Big Banks Index? $BNKU $BNKO $KNAB $BNKZ $BNKD www.MicroSectors.com/bigbanks

$TFC set to announce earnings tomorrow!  How will it impact the @Solactive MicroSectors™ U.S. Big Bank Exchange Traded Notes? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$TFC set to announce earnings tomorrow!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$TFC announces earnings today!  Will the U.S. Big Bank Exchange Traded Notes be on the move? $BNKU $BNKD $BNKO $BNKZ $KNAB www.MicroSectors.com

$TFC announces earnings beat. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD www.MicroSectors.com/bigbanks

$TFC announces earnings miss. Will the @Solactive MicroSectors™ U.S. Big Banks Index be on the move? $BNKU $BNKO $KNAB $BNKZ $BNKD www.MicroSectors.com/bigbanks

.@Solactive MicroSectors™ U.S. Big Banks Index on the move following earnings beat from $TFC. $BNKU $BNKO $KNAB $BNKZ $BNKD www.MicroSectors.com/bigbanks

$TFC earnings miss puts @Solactive MicroSectors™ U.S. Big Banks Index on the move. $BNKU $BNKO $KNAB $BNKZ $BNKD Learn more here: www.MicroSectors.com/bigbanks

.@Solactive MicroSectors™ U.S. Big Banks Index on the move following top & bottom line beats from $TFC. $BNKU $BNKO $KNAB $BNKZ $BNKD www.MicroSectors.com/bigbanks

U.S. Big Bank Exchange Traded Notes on the move today! Index includes $WFC. $BNKU, $BNKD, $BNKO, $BNKZ, $KNAB www.MicroSectors.com

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SE C's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent tollfree at 1-877-369-5412.